Exhibit 99.1

Millrose Properties Amends Credit Agreement, Expanding to a $1.835 Billon Unsecured Facility with the addition of a $500 Million Term Loan Commitment

Miami – March 27, 2026 – Millrose Properties, Inc. (NYSE: MRP, “Millrose”), the leading homesite option platform for residential homebuilders, today announced the closing of an amendment to its credit facility with JPMorgan Chase Bank, N.A. serving as administrative agent, adding a new $500 million term loan to expand floating rate unsecured debt capacity under the facility to $1.835 billion. The amended unsecured facility, replacing the previously secured revolving credit facility, combines the new Term Loan with a $1.335 billion unsecured revolving credit commitment, providing the Company with increased liquidity and financial flexibility to serve homebuilding partners across the country.

“This expansion to a fully unsecured credit facility reflects the strength of our balance sheet and deepens the liquidity and financial flexibility that allow us to serve our homebuilding partners with speed and confidence,” said Darren Richman, Chief Executive Officer and President of Millrose. “The addition of incremental floating rate debt is a natural fit for our business, as a portion of our homesite option contracts are floating rate instruments — creating a well-matched funding structure. Our enhanced capital position further cements Millrose’s role as a reliable all weather capital partner for homebuilders navigating today’s dynamic market environment.”

Pricing and Credit Agreement Details

Borrowings under the agreement bear interest at a variable rate based on Adjusted Term SOFR plus a margin ranging from 2.00% to 2.50%, depending on the Company’s leverage ratio. The facility matures on March 25, 2030.

Proceeds from the credit agreement will be used for general corporate purposes, including refinancing existing indebtedness. In connection with the new agreement, liens under the Company’s prior secured credit facility were released.

About Millrose Properties, Inc.

Millrose (NYSE: MRP) is the premier homesite option platform for residential homebuilders. The company specializes in the acquisition and horizontal development of land to provide a predictable, just-in-time supply of finished homesites – the most scarce and mission-critical resource in the homebuilding industry. Unlike traditional land bankers, Millrose utilizes a proprietary technology platform that provides real-time feedback and data analytics to drive acquisition decisions. Every transaction in the Millrose portfolio undergoes rigorous independent due diligence to ensure attractive yields and long-term viability. By enabling an asset-light model, Millrose provides its diverse roster of homebuilder partners with the strategic flexibility to maintain production volumes and optimize balance sheet efficiency across all market environments. For more information about Millrose, please visit millroseproperties.com.

Forward-looking Statements

This press release contains forward-looking statements, including, in particular, statements about Millrose’s businesses, plans, strategies and objectives, future earnings, expected transactions and guidance. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “can,” “shall,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,”

“continue,” “outlook,” “guidance” or other similar words or the negatives thereof. Assumptions relating to these statements involve judgments with respect to, among other things, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. There can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. Important factors that could cause differences between anticipated and actual results include the risks and uncertainties described in Millrose’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Millrose does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

Media Contact:

Benjamin Spicehandler / Stephen Pettibone

FGS Global

MillroseProperties@fgsglobal.com